UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2013

DST SYSTEMS, INC.

(Exact Name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013, DST Systems, Inc. (the “Company”) announced that its Vice President, Chief Financial Officer and Treasurer, Kenneth V. Hager, will retire from the Company later this year after 29 years of service to the Company, of which he has served for 25 years as Chief Financial Officer.  Mr. Hager’s retirement will occur on a date between August 1, 2013, and December 31, 2013.  The announcement was contained in a press release, which is attached as Exhibit 99.1 to this Form 8-K.  Mr. Hager will continue to serve as Vice President, Chief Financial Officer and Treasurer until a successor has assumed the position, and he will continue employment in 2013 with the Company for the period the Company requests his transition assistance.

The Company has entered into a retirement agreement (the “Retirement Agreement”) with Mr. Hager. The Retirement Agreement provides for a special retirement payment of $750,000 to fulfill certain requirements in Mr. Hager’s employment agreement and in recognition of Mr. Hager’s years of service to the Company and transition assistance.  In addition, the Retirement Agreement provides that the Company will allocate a portion of its contribution to the Greater Kansas City Community Foundation, in the amount of $50,000 in the Company’s name and in Mr. Hager’s honor, to be donated by the Greater Kansas City Community Foundation to five charities designated by Mr. Hager.  Mr. Hager’s unvested incentive and equity awards will generally be governed by the terms and conditions of the applicable plans and award agreements.  Mr. Hager will receive his accrued vacation and vested amounts payable under the Company’s benefit plans in accordance with the terms of such plans and applicable law.

The Retirement Agreement contains covenants providing for continued assistance with respect to certain matters and the continued applicability of Mr. Hager’s confidentiality, non-competition and non-solicitation covenants contained in his employment agreement and award agreements. The Retirement Agreement also contains a general release in favor of the Company and certain related parties.

The description of the Retirement Agreement contained in this Form 8-K is not intended to be complete, and is qualified in its entirety by reference to the complete text of the Retirement Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number	Description
10.1	Retirement Agreement dated May 31, 2013, by and between DST Systems, Inc. and Kenneth V. Hager
99.1	Press release dated June 3, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of June, 2013.

DST SYSTEMS, INC.

By:	/s/ Randall D. Young
Name:	Randall D. Young
Title:	Senior Vice President, General Counsel and Secretary

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